# Northern Rock
# Granite £[4.6]bn Series 2007–2
# UK Prime Residential Mortgage Securitisation

Investor Presentation

May 2007

Structure may change ahead of the final prospectus supplement.

# IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be increased, decreased, split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

This Investor Presentation includes forward-looking statements. These forward-looking statements can be identified by the use of forward-looking terminology, such as the words, "expects", "may", "will", "should", "could" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the notes, Northern Rock plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest fluctuations; governmental, statutory, regulatory or administrative initiatives affecting Northern Rock plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this Investor Presentation. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "risk factors" in the prospectus, and you are encouraged to carefully consider those factors prior to making an investment decision.

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# Table of contents

# 1. Executive summary

# Executive summary

- Northern Rock has a long history. It has been a UK mortgage provider since 1850 and is a growing player in the UK
- It is the fifth largest mortgage lender in the UK with £86.7 billion loans and advances to customers (as at 31 December 2006)[1,2]
- Northern Rock is a strong single-A credit. In August 2006 Northern Rock was upgraded to A+ by S&P and in April 2007 was upgraded to Aa3 by Moody's

| | S&P | Moodys | Fitch |
|---|---|---|---|
| Long Term | A+ | Aa3 | A+ |
| Short Term | A-1 | P-1 | F1 |

- Northern Rock's key strategic advantage is its cost base.
  - Costs to asset ratio 0.31%[1]
  - Cost to income ratio 28.4%[1]
- In a price competitive market this allows Northern Rock to generate asset growth by aggressive pricing
- The strategy is dependent on securing volume funding. Northern Rock is a regular securitisation issuer with 22 RMBS deals transacted

[1] Source: Northern Rock Annual Report 2006
[2] Source: Northern Rock Annual Report 2006. This refers to the stock of mortgage loans outstanding, Council of Mortgage Lenders, table MM10

# Granite Master Issuer – series 07-2 note structure

| Note Class | S&P / Moody's / Fitch Ratings | Currency | Note Size | Expected Avg. Life | Coupon Format | Expected First Principal Payment | Expected Final Maturity | Step-up Date | Legal Final Maturity |
|---|---|---|---|---|---|---|---|---|---|
| Class 1A1 | AAA/Aaa/AAA | USD | | [0.96] | 1m USD Libor | [Oct-07] | [Jan-09] | [Apr-12] | [Apr-32] |
| Class 1A2 | AAA/Aaa/AAA | EUR | [£912,486,188 equiv] | [0.96] | 3m Euribor | [Oct-07] | [Jan-09] | [Apr-12] | [Apr-32] |
| Class 1A3 | AAA/Aaa/AAA | GBP | | [0.96] | 3m GBP Libor | [Oct-07] | [Jan-09] | [Apr-12] | [Apr-32] |
| Class 2A1 | AAA/Aaa/AAA | USD | [$1,025,000,000] | [2.28] | 3m USD Libor | [Apr-09] | [Apr-10] | [Apr-12] | [Dec-54] |
| Class 2A2 | AAA/Aaa/AAA | CAD | [$500,000,000] | [3.16] | 1m CDOR | [Jul-10] | [Jul-10] | [Apr-12] | [Dec-54] |
| Class 3A1 | AAA/Aaa/AAA | USD | [£1,256,340,597 equiv] | [4.60] | 3m USD Libor | [Oct-10] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3A2 | AAA/Aaa/AAA | EUR | | [4.60] | 3m Euribor | [Oct-10] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 4A1 | A-1+/P-1/F1+ | USD | [$1,000,000,000] | [0.91] | 1m USD Libor | [Apr-08] | [Apr-08] | [Apr-13] | [Dec-54] |
| Class 4A2 | AAA/Aaa/AAA | GBP | [£650,000,000] | [5.81] | 3m GBP Libor | [Jul-12] | [Apr-13] | [Apr-13] | [Dec-54] |
| Class 1B1 | AA/Aa3/AA | USD | [$66,500,000] | [1.70] | 3m USD Libor | [Jan-09] | [Apr-09] | [Apr-12] | [Dec-54] |
| Class 2B1 | AA/Aa3/AA | USD | [$53,500,000] | [3.38] | 3m USD Libor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 3B1 | AA/Aa3/AA | USD | | [4.91] | 3m USD Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3B2 | AA/Aa3/AA | EUR | [£138,823,590] | [4.91] | 3m Euribor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3B3 | AA/Aa3/AA | GBP | | [4.91] | 3m GBP Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 1M1 | A/A2/A | USD | [$64,000,000] | [1.70] | 3m USD Libor | [Jan-09] | [Apr-09] | [Apr-12] | [Dec-54] |
| Class 2M1 | A/A2/A | USD | [$52,000,000] | [3.38] | 3m USD Libor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 3M1 | A/A2/A | USD | | [4.91] | 3m USD Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3M2 | A/A2/A | EUR | [£125,237,604 equiv] | [4.91] | 3m Euribor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3M3 | A/A2/A | GBP | | [4.91] | 3m GBP Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 2C1 | BBB/Baa2/BBB | USD | | [3.38] | 3m USD Libor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 2C2 | BBB/Baa2/BBB | EUR | [£60,085,163] | [3.38] | 3m Euribor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 2C3 | BBB/Baa2/BBB | GBP | | [3.38] | 3m GBP Libor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 3C1 | BBB/Baa2/BBB | USD | | [4.91] | 3m USD Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3C2 | BBB/Baa2/BBB | EUR | [£112,993,102 equiv] | [4.91] | 3m Euribor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3C3 | BBB/Baa2/BBB | GBP | | [4.91] | 3m GBP Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |

- This offering is Northern Rock's 23rd residential mortgage-backed transaction offering £[4.6] billion equivalent of securities in US Dollars, Euros and Sterling [and Canadian Dollars]
- The Class 4A1 Notes will be eligible for purchase under Rule 2a-7 of the United States Investment Company Act of 1940, as amended.
- Dollar denominated tranches offered are registered under the U.S. Securities Act of 1933, as amended, and the transaction is Regulation AB compliant
- Bonds are sized at a CPR rate of approx 15%

Source: Offering Documents

## 2. The UK Housing and Mortgage Markets

# Current health of the UK housing & mortgage markets

- Northern Rock expects gross advances to remain strong in 2007/2008[1]

**Transactions and House Prices[2]**



Property Transactions (000's) (LHS)
Annual Halifax HPI (RHS)
2,500
2,000
1,500
1,000
500
0
25%
20%
15%
10%
5%
0%
(5%)
(10%)
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006

**The UK Mortgage Market[3]**



£m
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006

- Northern Rock expects medium term house price growth to trend with earnings and transactions in 2007 and 2008 to be at least as strong as 2006

- Northern Rock expects gross lending in 2007/2008 to be ahead of 2006 levels
- Remortgages made up 36% of gross lending in 2006[4]

[1] Source: Northern Rock. The forward looking statements on this page are subject to risks, uncertainties and other factors including, among others, general economic and business conditions in the UK and other factors noted under "Forward Looking Statements" on page 2 of this presentation
[2] Source: Council of Mortgage Lenders Table HP1, Table PT2. Property transactions refer to Inland Revenue data. Northern Rock
[3] Source: Council of Mortgage Lenders Table ML1, Northern Rock
[4] Source: Council of Mortgage Lenders Table ML1. Figure represents the balance of mortgage loans

# UK economic fundamentals

### Unemployment & Interest Rates[1]


15%
10%
5%
0%
Unemployment Rate
Base Rate
1985
1988
1991
1994
1997
2000
2003
2006

### Median Mortgage Initial Payments/ Net household income – First Time Buyers and Home Movers[2]


25%
15%
5%
First Time Buyers
Home Movers
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006

### Housing Tenure[3]


Owner Occupied
Private Rented
Housing Association
LA Rented
8
70
60
50
40
30
20
10
0
% of Total
1981
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005

- Low unemployment and interest rates provide a positive backdrop to owner occupation
- Housing tenure is dominated by owner occupation with private renting and Local Authority/Social Housing provision remaining low.

[1] Source: Council of Mortgage Lenders, Table E1, IR1. Unemployment rate refers to Claimant Count (seasonally adjusted)
[2] Source: Council of Mortgage Lenders Table ML2, Table ML3
[3] Source: Council of Mortgage Lenders Table HB3. Figures refer to Great Britain

# Housing supply/demand – demographic factors and supply constraints

**EU House-building Completions per Thousand Population 2002[1]**



16
14
12
10
8
6
4
2
0
Ireland
Spain
Portugal
Greece
Austria
France
Finland
Netherlands
Luxembourg
Germany
Belgium
Denmark
UK
Italy
Sweden

**EU Population change 2004/2005[2]**



800
700
600
500
400
300
200
100
0
-100
-200
000's
Spain
France
UK
Italy
Ireland
Belgium
Austria
Greece
Portugal
Sweden
Netherlands
Finland
Denmark
Luxembourg
Germany

- Between 2005 and 2021 population is forecast to increase by 4.5 million from 60.2m to 64.7m (i.e. 7%)[3]
- The number of households is set to increase by 4.4 million (18%) between 2003 and 2021[4]
  - People are living longer. In 1981 male life expectancy was 71 and in 2004 it had risen to 77[5]
  - The average household size is falling – in 1961 it was 3.01 and in 2006 it was 2.32. It is expected to fall to 2.15 by 2021[6]
  - There has been a dramatic rise in single person households – 30% of total households in 2001 and a 88% increase since 1991[7]
  - The average age of a first time buyer in 2004 was 34 (up from 31 in 1984)[8]
  - An estimated 565k people migrated into the UK in 2005[9]
- The dwelling stock is increasing more slowly (only 168k net gain in the dwelling stock in 2004/5)[10]

[1] Housing Statistics in the European Union 2003, quoted in Housing Statistics 2005, Table 1.9, ONS

[2] Europe in Figures, Eurostat yearbook 2005, online data edition

[3] Population Trends Winter 2006 (No 126)Table 1.2 ONS. Figures refer to UK

[4] Department of Communities and Local Government: Table 401 Household estimates and projections

[5] Population Trends Winter 2006 (No 126) Table 5.1 ONS. Figures refer to UK

[6] Department of Communities and Local Government: Table 401 Household estimates and projections. Figures refer to GB

[7] Housing Statistics 2005 Table 4.3 ONS (refers to England only), HOPS report

[8] CML Research "Understanding First Time Buyers" July 2005

[9] Population Trends Winter 2006 ONS (No. 126) Table 7.1

[10] Department for Communities and Local Government Table 111

# Performance of house prices during the last recession

**Interest Rate & Unemployment Rate[1]**



15%
10%
5%
0%
Unemployment Rate
Base Rate
1985
1988
1991
1994
1997
2000
2003
2006

- Between 1987 and 1989 base rates rose 6.5%
- Unemployment nearly doubled from 5.4% in 1989 to 9.9% in 1992
- An historic peak in house prices was reached in May 1989 (227.4) which fell to a recessionary low in February 1993 (197.9)[2].
- The peak to trough house price fall was only 13%

| | Early 1990s | 2006 |
|---|---|---|
| Unemployment | 9.9%[a] | 3.0% |
| Base rate | 15.0%[b] | 5.0% (5.25%)[3] |
| 6-12m arrears | 2.07%[c] | 0.27% |
| 12m+ arrears | 1.50%[d] | 0.12% |
| Repossessions | 0.77%[e] | 0.15% |

[a]1992 [b]1990 [c]1992 [d]1993 [e]1991: respectively the worst years.
Source: Office for National Statistics, Council of Mortgage Lenders Table AP1, AP2, AP4

**Halifax House Price Index[2]**



700
600
500
400
300
200
100
0
Peak
Trough
Nov 2006

[1] Source: Council of Mortgage Lenders Table E1, IR1. Unemployment refers to Claimant Count (seasonally adjusted)
[2] Source: Halifax
3 Base rate as at 30 April 2007

# US/UK sub prime mortgage market comparison

- There has been much recent focus on the state of the US sub-prime markets. The table below summarises some of the key differences between US and UK sub-prime[1]

| | US sub-prime | UK sub-prime |
|---|---|---|
| Definition of sub prime | Low credit scores, high debt-to-income and high LTV ratios as well as adverse credit history | Adverse credit history only |
| Underwriting criteria | Eased 2004 to 2006 | Modest easing |
| Riskier products | Yes | No |
| "Risk layering" | Yes | No |
| Economic background | Interest rates rose from 1% to 5.25% (2004 – 2006), housing market weakened | Much more modest rise in interest rates, housing market still strong |
| Regulatory environment | Some shortcomings | Tight framework and review |

- Whilst there is no formal definition of Sub-prime some broad differences can be drawn:
  - US sub-prime pools typically contain 100% of borrowers with heavy credit impairment against 16% in the UK[2]
  - Products are very different, negative amortisation and hybrid adjustable rate mortgages are not features of the UK. UK sub prime discounted rates are relatively rare and the discounts tend to be modest in any event
  - There is no "risk layering" in the UK (i.e. simultaneously offering combinations of second charge loans, no or little income verification and high LTV loans). In the UK there is virtually no 100% lending and only 15% of lending is 90% plus
  - In the UK the FSA regulates adverse credit lending, requiring, inter alia, stress testing rates in key facts illustrations, based on final, not initially discounted, rates to borrowers. Less than half of US sub-prime lending has been originated by federally regulated banking institutions and affordability, when tested, has been on the basis of initial, heavily discounted rates
  - The UK housing market remains strong, with rising prices and a shortage of supply
- While the above clearly indicates that there is no contagion risk from US sub-prime to UK sub-prime, it is important to stress that Northern Rock originates only prime loans. The outlook for prime UK loans is benign, with strong house prices and low unemployment providing a favourable backdrop.

[1] Council of Mortgage Lenders "News and Views" No 6/2007 3rd April 2007
[2] Moodys "Non-Prime RMBS: The US and the UK" Moodys Structured Finance EMEA Conference, 30 & 31 January 2007"

## 3. UK mortgage credit quality

# Analysis of UK mortgage credit quality

The Council of Mortgage Lenders[1] produces a regular publication which assesses the outlook for UK mortgage credit quality.  They cite the main drivers behind arrears as being:

- Unemployment
- Interest rates
- Service burden
- Payment shock
- LTV
- Unsecured commitments
- Housing equity
- Household characteristics

[1] Source:  Council of Mortgage Lenders Repossession Risk Review August 2006

# UK mortgage credit quality is driven by unemployment

**Arrears and Unemployment**[1]


4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
%
12
10
8
6
4
2
0
%
1985
1988
1991
1994
1997
2000
2003
2006
3m+ Arrears (LHS)
6m+ Arrears (LHS)
Unemployment (RHS)

**Duration of Unemployment**[2]


000's
3,500
3,000
2,500
2,000
1,500
1,000
500
0
All over 12 months
Over 6 & up to 12 Months
Up to 6 Months
Q2 92
Q4 93
Q1 95
Q4 96
Q2 98
Q4 99
Q2 01
Q4 02
Q2 04
Q4 05

- Survey data shows that the main reason for arrears is change in income[3]
- Total mortgage arrears are highly correlated with unemployment. UK unemployment has drifted gently upwards since 2005
- Serious arrears and repossessions are primarily driven by long term unemployment which is at a historically low level[4]

[1] Source: Council of Mortgage Lenders, Table E1, Table AP1
[2] Source: Office for National Statistics, Labour Force Survey, not seasonally adjusted, Table 30b
[3] Source: Council of Mortgage Lenders Repossession and Risk Review, CML August 2006
[4] Source: Northern Rock

# Mortgage servicing burden and other credit commitments

- Interest rates and the **mortgage service burden** – rising short term interest rates and rising fixed rate mortgage rates have increased the mortgage burden. CML estimates that it could rise further in 2007 but will have a slow effect on arrears[1]
- Statistical work suggests that there is no relationship between arrears and mortgage service burden at payment to income levels below 20%[2]

**Median Mortgage Initial Payments/ Net household income – First Time Buyers and Home Movers[1]**


25%
15%
5%
First Time Buyers
Home Movers
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006

- Insolvency and debt write off figures suggest increasing numbers of people have problems **managing indebtedness**
- Indebtedness, however, is concentrated amongst the young, lone parent families and tenants, rather than home owners[3]
- Surveys suggest that 65% of mortgage borrowers have unsecured credit, and only 7% of these consider them to be a burden[4]

**Individual insolvencies (quarterly, number)[2]**


18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Bankruptcy
IVA
1998
1999
2000
2001
2002
2003
2004
2005
2006

[1] Source: Council of Mortgage Lenders Repossession and Risk Review August 2006
[2] Source: The Insolvency Service
[3] Kempson (2004) quoted in the Council of Mortgage Lenders Repossession and Risk Review August 2006
[4] Barwell (2006) quoted in the Council of Mortgage Lenders Repossession and Risk Review August 2006

# Other factors[1]

- **Payment shock** - some borrowers may find an increase in their borrowing costs as their mortgage product changes. CML concludes that this may have been a factor behind arrears increases in 2004 and 2005 but that it is now much less forceful and provides a favourable outlook
- **LTV ratios** – Household level research suggests that arrears are more likely for households with high LTVs. The proportion of high LTV ratio loans (90% plus) has been stable since 2005 Q2 and this provides a stable backdrop for future credit quality
- **Housing equity** - Households with significant equity tend to experience fewer problems than households with little equity. Household equity increased by 2% in 2005 after growing at an annual rate of 15% between 1998 and 2004. If house prices grow with earnings and mortgage debt growth stabilises, CML calculates that housing equity will grow by 2% p.a.
- Younger borrowers tend to experience more difficulties than older ones. The **age distribution** of borrowers for house purchase has shifted towards older borrowers. Recent data shows that 8% of recent borrowers are under 25, less than 30% under 30 and 49% under 35
- The probability of mortgage arrears is substantially greater for households with previous problems[2]. The rise in arrears in 2004 and 2005 and increasing importance of lending to those with **poor credit histories** point to a higher level of underlying mortgage arrears

[1] Source: Council of Mortgage Lenders Repossession Risk Review August 2006
[2] May (2005) quoted in Council of Mortgage Lenders Repossession Risk Review August 2006

# 4. Northern Rock: Company overview

# Securitisation is a key part of Northern Rock's funding and the company is a key player in the European market

**Securitisation and Northern Rock's Funding[1]**



100%
80%
60%
40%
20%
0%
28%
49%
46%
52%
56%
59%
54%
57%
3%
10%
17%
24%
31%
37%
40%
43%
1999
2000
2001
2002
2003
2004
2005
2006
Securitisation as a % of funding flow
Securitisation as a % of funding stock

- Securitisation is an extremely important source of funding for Northern Rock

| | European MBS Issuer[2] | 2006 (£bn) |
|---|---|---|
| 1 | Northern Rock | 18.9 |
| 2 | Royal Bank of Scotland | 18.4 |
| 3 | HBOS | 10.9 |
| 4 | Barclays | 10.5 |
| 5 | Lloyds TSB | 8.4 |
| 6 | Santander | 7.9 |
| 7 | Lehmans Brothers | 4.6 |
| 8 | Terra Firma Capital Partners | 4.3 |
| 9 | Credit Suisse Group | 4.2 |
| 10 | Paragon Mortgages | 3.8 |

- Northern Rock was the largest European MBS issuer in 2006 as well as in 2005

[1] Source: Northern Rock
[2] Source: Dealogic Bondware. Ranked by issuer parents. Currencies converted at a sterling/dollar rate of 1.905
[3] GMAC RFC includes all General Motors Corp

# Northern Rock has a diversified and well-balanced funding platform

- Northern Rock is committed to maintaining, developing and diversifying its funding base by:
  - Accessing retail deposits, unsecured funding, securitisation and covered bonds
  - Issuing regularly in a range of maturities, currencies and structures

**Funding Stock 2006**



Covered Bonds 7%
Retail 24%
Wholesale 26%
Securitisation 43%

**Retail (as at 31 March 2007)**

| | Balance | No. of accounts |
|---|---|---|
| Onshore total | £19.6bn | 1.30m |
| Offshore total | £3.6bn | 0.05m |

**Wholesale Funding Programmes (31 March 2007)**

| | |
|---|---|
| US$20bn 144A US Medium Term Notes | US$9.45bn |
| US$15bn Euro Medium Term Notes | US$10.5bn |
| A$2bn Australian Debt Programme | A$1.2bn |
| US$5bn US Commercial Paper | US$4.1bn |
| US$4bn Euro Commercial Paper | US$2.1bn |
| CAD$2bn Canadian Commercial Paper | CAD$1.4bn |
| €4bn French Certificates of Deposit | €2.2bn |

**Covered Bond Programme (31 March 2007)**

| | |
|---|---|
| 7 issues | €11.6bn |

**Securitisation Issuance (31 March 2007)**

- 3 stand-alone residential transactions
- 2 commercial transactions
- 19 issues from the Granite Master Trust

| | |
|---|---|
| Total issuance | £66.4bn |
| Outstanding issuance | £44.5bn |

1 Onshore includes Save Direct, Postal, Branch, Tessas, Issas, Bonds, Online, L&G & NR, and Silver saver. Offshore includes Guernsey, Ireland, and Denmark. Source: Northern Rock 2006 Annual Report, Northern Rock

# Northern Rock strategy

- Strategic annual targets[1]
  - Asset growth 20% ± 5%
  - Shareholder Profit growth 20% ± 5% (revised upward from 15% ± 5% in 2006 H2)
  - Return on equity 20% - 25% (revised upward from 19% - 22% in 2007 Q1)
- Cost growth one half to two thirds asset growth (and less than income growth)
- Focus on residential mortgage loans, supplemented by secured commercial lending and personal credit

- Strategic strengths
  - Cost efficient bank:
    - Cost to asset ratio 0.31%[2]
    - Cost to income ratio 28.4%[2]
  - Low risk balance sheet – low arrears

**Business model delivers low risk growth**

[1] Source: Northern Rock Annual Report 2006
[2] Source: Northern Rock Annual Report 2006. Cost to asset ratio and Cost to income ratio are reported on an underlying basis.

# Net residential mortgage market share is significantly ahead of par which drives asset growth

## Northern Rock UK residential mortgage market share (net and closing stock) 1998-2006



16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Net share
Closing stock
6.5%
4.0%
6.4%
6.9%
7.2%
7.7%
11.2%
14.5%
13.4%
3.1%
3.2%
3.4%
3.7%
4.3%
4.8%
5.5%
6.4%
7.1%
1998
1999
2000
2001
2002
2003
2004
2005
2006

## Northern Rock Total Assets 1999-2006[1]



£bn
120
100
80
60
40
20
0
20.7
22.6
31.1
41.9
51.9
64.9
82.7
101.0
1999
2000
2001
2002
2003
2004
2005
2006

- Despite strong growth, Northern Rock is still relatively small with a market share of stock of 7.1%

- Total Assets have nearly doubled in the past three years, reaching £101 billion as at 31 December 2006

Sources: Northern Rock Annual Report & Accounts (various), Northern Rock Preliminary Results 2006, Council of Mortgage Lenders, Bank of England

[1] 1999-2003 prepared under UK GAAP. 2004-2006 H1 prepared under IFRS. Total Assets are on a statutory basis

# Northern Rock is a major player in the UK mortgage market



Market shares of mortgage stock (end 2005[1])
25%
20%
15%
10%
5%
0%
HBOS
Abbey
Nationwide
Lloyds TSB
Northern Rock
RBS
Barclays
HSBC
A&L



Market shares of net mortgage lending 2006[2]
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
HBOS
Abbey
Lloyds TSB
Northern Rock
Nationwide
RBS
Barclays
A&L

- The UK mortgage market is highly concentrated
- At the end of 2005 the top 10 lenders accounted for 78% of the mortgage lending stock
- The top 20 lenders accounted for 90.5% of the mortgage stock
- Northern Rock was the fastest growing major UK lender from 2004 to 2005

- Preliminary results show that Northern Rock was the third largest gross lender in 2006
- In terms of net lending, Northern Rock was the second largest lender in 2006

1Source: Council of Mortgage Lenders
2 Net lending not shown for HSBC, Soucre Northern Rock Appendix A Annual Results

# Superior cost efficiency has maintained strong growth in profits



Northern Rock efficiency ratios 1999-2006[1]
Cost: Asset ratio (RHS)
Cost: Income ratio (LHS)
35%
30%
25%
60
40
20
0
60
57
53
46
41
37
34
31
31.6%
31.9%
31.3%
30.1%
29.8%
29.9%
29.8%
28.4%
1999
2000
2001
2002
2003
2004
2005
2006



Cost to Income Ratios 2006[2]
60%
40%
20%
28.4%
38.4%
40.6%
42.1%
44.2%
47.0%
55.5%
63.0%
Northern Rock
HBOS
Alliance & Leicester
RBS
Bradford & Bingley
Lloyds TSB
Abbey
Barclays



Northern Rock pre-tax profit/profit attributable 1999-2006[3]
UK GAAP
£m
650
550
450
350
250
150
50
-50
215.1
245.5
276.5
325.4
386.8
431.2
435.3
494.2
626.7
1999
2000
2001
2002
2003
2004
2004
2005
2006
IFRS

Sources: Northern Rock Annual Report & Accounts (various), Preliminary Results 2006, Company Reports & Accounts

[1] 1999-2003 prepared under UK GAAP. 2004-2006 prepared under IFRS (on an underlying basis)

[2] Competitors ratios refer to retail banking division where applicable. Source: Competitor Preliminary Results

[3] 1999-2004 prepared under UK GAAP. 2004-2006 prepared under IFRS (on an underlying basis) UK GAAP refers to post-tax profit, IFRS refers to underlying profit attributable to shareholders

# Mortgage performance significantly outperforms the industry average

## Number of Loans > 3 Months in arrears



3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Council of Mortgage Lenders
Northern Rock
1997 H1
1997 H2
1998 H1
1998 H2
1999 H1
1999 H2
2000 H1
2000 H2
2001 H1
2001 H2
2002 H1
2002 H2
2003 H1
2003 H2
2004 H1
2004 H2
2005 H1
2005 H2
2006 H1
2006 H2

## Number of Loans > 12 Months in arrears



0.6%
0.5%
0.4%
0.3%
0.2%
0.1%
0.0%
Council of Mortgage Lenders
Northern Rock
1997 H1
1997 H2
1998 H1
1998 H2
1999 H1
1999 H2
2000 H1
2000 H2
2001 H1
2001 H2
2002 H1
2002 H2
2003 H1
2003 H2
2004 H1
2004 H2
2005 H1
2005 H2
2006 H1
2006 H2

| Northern Rock | 31 Dec 2005 | 31 Dec 2006 |
|---|---|---|
| Total No of Loans | 660,151 | 738,931 |
| No. 3m+ | 2,591 | 3,096 |
| No. 12m+ | 16 | 34 |
| Stock of possessions | 576 | 662 |

## Northern Rock number of loans 3m+ in arrears and number of loans



12,000
10,000
8,000
6,000
4,000
2,000
0
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
3m+ (LHS)
No Loans (RHS)
95
96
97
98
99
00
01
02
03
04
05
06

Sources: Northern Rock Annual Report & Accounts (various), Northern Rock 2006 Preliminary Results, Northern Rock, Council of Mortgage Lenders

## 5. Northern Rock: Residential mortgage business

# Residential mortgage distribution and product mix 2006


Mortgage distribution 2006
NR Direct 7%
Intermediary 18%
Branch 4%
Intermediary Internet 71%


Product distribution 2006
Buy to Let 7%
Discount 5%
Lifetime 1%
Together 31%
Fixed 56%

- Mortgage intermediaries
  - All must be FSA registered
  - No 'packaged business' is accepted
  - Independent validation and checks are conducted
  - The intermediaries are not involved in the underwriting process

- Broad range of products: Price sensitive, Lifestyle, Capital raising
- All mortgages are subject to credit scoring
- Fully transparent product range – all new products are available to all existing customers

Source: Northern Rock

## Lending policy

- All applicants are credit scored
- Northern Rock introduced separate bespoke application scorecards for standard lending, Buy to Let and Together in March 2007. These use application data and Credit Referencing Agency data which cannot be influenced by the applicant
- All properties are subject to independent valuation
  - All valuers must be professionally qualified, have adequate professional indemnity insurance cover and comply with our standard Terms and Conditions
- Income verification requirements are driven by the level of lending risk and are determined by Northern Rock
  - Low risk applicants with medium/high credit scores, properties valued at over £100k, requiring an LTV of 85% or less will not usually be asked for income verification.
  - Income verification is always required for Together loans, first time buyers, loans > 85% LTV and those applicants with a low credit score
- Maximum secured LTV of 95%

Source: Northern Rock

# Northern Rock's Fast Track Programme

**Average Credit Score – Fast Track v's All Lending**



1.25
1.20
1.15
1.10
1.05
1.00
0.95
Fast Track Index
All Residential Lending Index
Q1 03
Q4 03
Q3 04
Q2 05
Q1 06
Q4 06

**Arrears Performance (3m + %)**



0.60
0.50
0.40
0.30
0.20
0.10
0.00
All Residential Lending
Fast Track
Q1 02
Q4 02
Q3 03
Q2 04
Q1 05
Q4 05
Q3 06

**Borrower Type 2006**

| | Fast Track | All Residential |
|---|---|---|
| Next Time Buyer | 50% | 40% |
| Remortgage | 49% | 29% |
| First Time Buyer | 0% | 24% |
| Buy To Let | 1% | 7% |

**Average LTV**

| | Fast Track | All Residential |
|---|---|---|
| 2005 | 66% | 78% |
| 2006 | 64% | 78% |

**Average Loan Size**

| | Fast Track | All Residential |
|---|---|---|
| 2005 | £154k | £122k |
| 2006 | £163k | £133k |

# Key risk indicators

- Strict origination criteria are reflected in a low risk profile
- Northern Rock's strategy is to be a low risk lender to middle market Britain

| | 2002 | 2003 | 2004 | 2005 | 2006 |
|---|---|---|---|---|---|
| Average LTV[1] | 75.3% | 75.7% | 76.2% | 77.9% | 77.7% |
| First Time Buyers[1] (by value) | 26.3% | 22.8% | 21.0% | 24.4% | 24.1% |
| Loans >90% LTV[1] (by value) | 22.5% | 25.6% | 22.9% | 29.8% | 22.4% |
| Average Loan Size (£k)[1] | £80.5 | £98.5 | £115.1 | £122.0 | £132.8 |
| Average Equity in the property (£k)[1] | £26.4 | £31.6 | £35.9 | £34.6 | £38.1 |
| Arrears 3m + (by number)[2] | 0.56% | 0.45% | 0.37% | 0.39% | 0.42% |
| Large Loan Arrears 3m+ (by number) | n/a | 0.12% | 0.06% | 0.21% | 0.35% |

Source: Northern Rock
[1] Figures represent lending during the period
[2] Figure represents the period-end position

# Behavioural scoring as a pro-active arrears prevention tool

- All applications are credit scored at origination and existing borrowers are re-scored on a monthly basis
- Predicts which borrowers are most likely to go two or more months in arrears in the next six months
- The behavioural scoring system allows Northern Rock to:
  - Undertake intelligent marketing and cross selling
  - Target retention of high quality existing customers
  - Predict future arrears issues and concentrate arrears management
  - Conduct financial modelling and loss provisioning
- Northern Rock's Q1 2007 Trading Statement stated that "All of our loan books are essentially unchanged in their arrears profile since the end of 2006. We see no deterioration in our forward looking behavioural credit scores, which gives advance warning of early arrears."

Source: Northern Rock

# Northern Rock residential mortgage book annual default trends



Percentage of loans 3 months + in arrears (2006 year end)
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0 6 12 18 24 30 36 42 48 54 60 66 72 78 84 90 96
Age in Months
1999 2000 2001 2002 2003 2004 2005 2006

- Static pool data shows the default experience of each year's lending
  - Each year is low compared to the current market average (2006: 0.89%[1]) and is well distributed with no outliers

Source: Northern Rock
[1] Council of Mortgage Lenders Table AP1 (by number of loans)

# 6. Granite

# Granite Master Issuer – series 07-2 note structure

| Note Class | S&P / Moody's / Fitch Ratings | Currency | Note Size | Expected Avg. Life | Coupon Format | Expected First Principal Payment | Expected Final Maturity | Step-up Date | Legal Final Maturity |
|---|---|---|---|---|---|---|---|---|---|
| Class 1A1 | AAA/Aaa/AAA | USD | | [0.96] | 1m USD Libor | [Oct-07] | [Jan-09] | [Apr-12] | [Apr-32] |
| Class 1A2 | AAA/Aaa/AAA | EUR | [£912,486,188 equiv] | [0.96] | 3m Euribor | [Oct-07] | [Jan-09] | [Apr-12] | [Apr-32] |
| Class 1A3 | AAA/Aaa/AAA | GBP | | [0.96] | 3m GBP Libor | [Oct-07] | [Jan-09] | [Apr-12] | [Apr-32] |
| Class 2A1 | AAA/Aaa/AAA | USD | [$1,025,000,000] | [2.28] | 3m USD Libor | [Apr-09] | [Apr-10] | [Apr-12] | [Dec-54] |
| Class 2A2 | AAA/Aaa/AAA | CAD | [$500,000,000] | [3.16] | 1m CDOR | [Jul-10] | [Jul-10] | [Apr-12] | [Dec-54] |
| Class 3A1 | AAA/Aaa/AAA | USD | [£1,256,340,597 equiv] | [4.60] | 3m USD Libor | [Oct-10] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3A2 | AAA/Aaa/AAA | EUR | | [4.60] | 3m Euribor | [Oct-10] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 4A1 | A-1+/P-1/F1+ | USD | [$1,000,000,000] | [0.91] | 1m USD Libor | [Apr-08] | [Apr-08] | [Apr-13] | [Dec-54] |
| Class 4A2 | AAA/Aaa/AAA | GBP | [£650,000,000] | [5.81] | 3m GBP Libor | [Jul-12] | [Apr-13] | [Apr-13] | [Dec-54] |
| Class 1B1 | AA/Aa3/AA | USD | [$66,500,000] | [1.70] | 3m USD Libor | [Jan-09] | [Apr-09] | [Apr-12] | [Dec-54] |
| Class 2B1 | AA/Aa3/AA | USD | [$53,500,000] | [3.38] | 3m USD Libor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 3B1 | AA/Aa3/AA | USD | | [4.91] | 3m USD Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3B2 | AA/Aa3/AA | EUR | [£138,823,590] | [4.91] | 3m Euribor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3B3 | AA/Aa3/AA | GBP | | [4.91] | 3m GBP Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 1M1 | A/A2/A | USD | [$64,000,000] | [1.70] | 3m USD Libor | [Jan-09] | [Apr-09] | [Apr-12] | [Dec-54] |
| Class 2M1 | A/A2/A | USD | [$52,000,000] | [3.38] | 3m USD Libor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 3M1 | A/A2/A | USD | | [4.91] | 3m USD Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3M2 | A/A2/A | EUR | [£125,237,604 equiv] | [4.91] | 3m Euribor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3M3 | A/A2/A | GBP | | [4.91] | 3m GBP Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 2C1 | BBB/Baa2/BBB | USD | | [3.38] | 3m USD Libor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 2C2 | BBB/Baa2/BBB | EUR | [£60,085,163] | [3.38] | 3m Euribor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 2C3 | BBB/Baa2/BBB | GBP | | [3.38] | 3m GBP Libor | [Jul-10] | [Oct-10] | [Apr-12] | [Dec-54] |
| Class 3C1 | BBB/Baa2/BBB | USD | | [4.91] | 3m USD Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3C2 | BBB/Baa2/BBB | EUR | [£112,993,102 equiv] | [4.91] | 3m Euribor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |
| Class 3C3 | BBB/Baa2/BBB | GBP | | [4.91] | 3m GBP Libor | [Apr-12] | [Apr-12] | [Apr-12] | [Dec-54] |

- This offering is Northern Rock's 23rd residential mortgage-backed transaction offering £[4.6] billion equivalent of securities in US Dollars, Euros and Sterling [and Canadian Dollars]
- The Class 4A1 Notes will be eligible for purchase under Rule 2a-7 of the United States Investment Company Act of 1940, as amended.
- Dollar denominated tranches offered are registered under the U.S. Securities Act of 1933, as amended, and the transaction is Regulation AB compliant
- Bonds are sized at a CPR rate of approx 15%

Source: Offering Documents

# Granite – key investment features

1. Structure
2. Collateral performance
3. Credit enhancement
4. Investor protection triggers
5. Pool replenishment criteria
6. Controlled amortisation notes
7. Regular issuer
8. Investor reporting accessible via Northern Rock's website
9. No Basle 2 regulatory call
10. SEC registered/Regulation AB compliant

# Granite Mortgages Transaction Structure



THE SELLER
Northern Rock Plc
Mortgages
Seller share of the trust property and cash from sale of assets
MORTGAGES TRUSTEE
Granite Finance Trustees Limited
Funding's share of the Trust Property
Contribution by Funding/Funding 2 in respect of additional trust property
Funding 2's share of the Trust Property
Funding 2 basis Rate swaps
Funding GIC Account
FUNDING
Granite Finance Funding Limited
FUNDING 2
Granite Finance Funding 2 Limited
Funding 2 GIC Account
Funding Reserve Fund
Funding 2 Reserve Fund
Principal and interest
Inter-company loans
Global Inter-company loan
Principal and interest
Issuer Reserve Fund
EXISTING ISSUERS
01-1, 01-2 etc.
ISSUER
Granite Master Issuer plc
Issuer Reserve Fund
Issuer Basis Rate and Currency Swaps
Currency Swaps
Note proceeds
Principal and interest on the notes
Note proceeds
Principal and interest on the notes
NOTES
NOTES

# Granite Master Issuer plc - structure

- Northern Rock, Funding and Funding 2 have a *pro rata* and *pari passu* interest in the Master Trust
  - Interest and principal are passed through the structure on the basis of shares in the Trust property
- Credit enhancement for notes issued by Granite Master Issuer plc is provided by subordination, a common reserve fund and excess spread
- Interest rate risk protection is provided by basis rate swaps (provided by Northern Rock)
- Exchange rate risk protection is provided by currency swaps (provided by an appropriately rated counterparty)
- GIC accounts are held by Northern Rock (subject to rating)


Granite Finance Trustees Limited
Investor Interest
Investor Interest
Funding Reserve Fund
Granite Finance Funding Limited
Funding 2 Reserve Fund
Granite Finance Funding 2 Limited
Principal and Interest under the Class A, B, M and C Intercompany Loans
Principal and Interest under the Global Intercompany Loan
Granite Mortgages 04-3 PLC , etc.
Granite Master Issuer PLC
Class A
Class B
Class M
Class C
Reserve Fund
Class A notes
Class B notes
Class M notes
Class C notes
Issuer Reserve Fund

Source: Offering Documents

# Collateral performance comparison with other UK RMBS master trusts



90 days plus arrears July 2002 – March 2007 (by amount)
Holmes
Permanent
Granite
Lothian
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
Jul-02
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07

Source: Deutsche Bank Research

# Investor protection – Granite Master Issuer credit enhancement structure

- Credit enhancement is shared across all issues
- Example – a loss at the 'BBB' level impacts all BBB notes *pro rata* and *pari passu*
- Note tranches are supported by a credit structure incorporating:
  - Excess spread
  - Reserve fund
    - Fully funded to £[583.6] million
    - Required target balance steps up if arrears exceed certain thresholds or if an issue is not called (excess spread trapping)
  - Subordination



Granite Master Issuer
Class A
89.52%
Class B
3.52%
Class M
3.29%
Class C
3.85%
Reserve Fund1
1.65%
Excess Spread
Loss allocation

Source: Offering Documents. All are expected figures at the closing date
[1] Includes the Funding 2 reserve fund and the issuer reserve

# Investor protection – typical rating agency stresses



Typical Rating Agency stresses - Defaults
30%
25%
20%
15%
10%
5%
0%
AAA
AA
A
BBB
These current figures for the market and Northern Rock refer to 3m+ arrears
Current Market
Current Northern Rock

- Indicative rating agency default stresses take place over 4 years
- The worst ever market level of repossessions was 0.77% in 1991[1]
- Northern Rock's repossessions during the last recession peaked at 0.44% in 1995[2]
- WA indexed equity in the Trust of [29.0]%[3] – the agencies typically assume a WA MVD of 43% at AAA level, 39% at AA, 34% at A and 30% at BBB
- Losses are further mitigated by a reserve fund of [1.65]%[3]
- The Granite pool also benefits from a weighted average seasoning of [25] months (expected at closing)[3]

Source: Offering Documents, Rating Agencies
[1] Council of Mortgage Lenders Table AP4
[2] Northern Rock
[3] Prospectus

# Investor protection – indicative credit protection and losses example



Granite Master Issuer
Class A £31,661.3m
Class B £1,183.3m
Class M £1,164.5m
Class C £1,360.4m
Reserve Fund £583.6m (1.65 %)[1]
Excess Spread
Loss allocation

- Year to date quarterly excess spread has exceeded year to date losses by a factor of approximately 53 [2]
- The current reserve fund[3] and annualised year to date excess spread exceed annualised year to date losses 196 times[4]

**Granite Master Trust excess spread and losses 2007 year to date[2]**



£m
160
140
120
100
80
60
40
20
0
Excess spread
£ 53.4 m
£ 1.0 m
Losses

Source: Northern Rock
[1] Includes the Funding 2 reserve fund and the issuer reserve fund
[2] Year to date includes Jan, Feb and Mar investor reports only
[3] The reserve fund figure is as at the closing date (22 May 2007)
[4] Annualised year to date excess spread and losses have been calculated by dividing the sum of the year to date quarterly figures by 0.25. Year to date includes Jan, Feb and Mar investor reports only.
Note: Excess spread and losses are calculated across the master trust. Other figures are calculated for Granite Master Issuer. Actual losses allocated to the Granite Master issuer will be lower as total losses will be multiplied by the Granite Master Issuer's share.

# Trigger events

- A trigger event is defined as an asset trigger or a non asset trigger event[1]

| | Pre-Trigger Events | After Asset Trigger Event | After Non-Asset Trigger Event |
|---|---|---|---|
| **Principal** | Funding/Funding 2 to target; rest to seller | Pro rata | 100% to Funding/Funding 2<br>Pro rata |
| **Interest** | Pro rata | Pro rata | Pro rata |
| **Losses** | Pro rata | Pro rata | Pro rata |

- An asset trigger event occurs when an amount is debited to the AAA principal deficiency ledger of any issuer
  - Within Funding 2, all notes pay sequentially (*pro rata* and *pari passu* within the same class)
- A non-asset trigger occurs when (a) there is a Seller Insolvency, (b) the administration standard is breached or (c) the current Seller Share in the Trust is equal to or less than the minimum seller share for 2 consecutive months
  - The AAA notes are repaid first in full in order of shortest legal final (and then the other classes sequentially)
- If there is a trigger event, principal and interest are paid monthly and all series of notes become pass through[2]

[1] In case both an asset trigger and a non-asset trigger event occur, the asset trigger payment rules prevail

[2] A trigger event is part of a pass through trigger event, which comprises a) a trigger event, b) an issuer enforcement notice or c) a Funding 2 inter-company loan enforcement

Source: Offering Documents

# Other Structural features

| | | Other features |
|---|---|---|
| | Amortisation of subordinated notes | Amortisation of subordinated notes will be deferred if:<br>• Principal balance of mortgages 3 months or more in arrears > 4%<br>• Aggregate interest arrears/total interest payment due (last 12 months) >2%<br>• Funding 2 plus issuer reserve fund is less than the programme reserve required amount<br>• Debit balance on subordinated note PDL |
| Amended | If a note is not redeemed on its step up and call date | • All notes that have passed the step up and call date will pay principal and interest monthly and will be deemed as pass through<br>• No further substitution into the Trust will occur if a note has not been redeemed in full 12 months after its step up date OR if there are more than £[3]billion of notes outstanding which have passed their step up date |
| Amended | Arrears or Step up Trigger | • If 3 months plus arrears in the Trust exceed 2% (by value) the Funding 2 reserve fund will step up by £[37.5]m<br>• If the Issuer fails to call any notes on their step-up date the Funding 2 reserve fund will step up by £[37.5]m<br>• If both of these events occur the Funding 2 reserve fund will step up by £[75]m<br>• These triggers are curable |
| Additional | Payment Date | Introduction of a new payment date (17th in addition to the 20th of any month) |

Source: Offering Documents

# Strict substitution and loan eligibility criteria

| | | Key Loan Representations and Warranties |
|---|---|---|
| | Geography | England, Scotland or Wales |
| | Arrears | No more than one payment down and no more than one payment missed in the last 12 months |
| Amended | Current loan size | Less than or equal to £1m |
| | LTV (original amount advanced) | Less than or equal to 95% |

| | | Key Conditions to Loan Assignment [1] |
|---|---|---|
| | Arrears Test 1 | Aggregate interest arrears amount owed / total interest payment due < 2% |
| | Arrears Test 2 | Balance of mortgages > 3 months in arrears < 4% of Trust portfolio |
| New | Seller Rating | At least A3 by Moody's, A- by Fitch and S&P |
| | Issuer/Funding 2 Reserve Fund | No amounts may be drawn upon assignment |
| | Maximum Substitution | No more than 10% of Trust balance per quarter |
| | Minimum Portfolio Yield | Weighted average of 50bps over 3 month Libor (after basis swaps) |
| | Other Tests | S&P and Fitch WAFF/WALS test, LTV test, Moody's portfolio valuation test |

Source: Offering Documents
[1] Unless rating agencies confirm rating

## Regular issuance



UK RMBS Issuance 2000 – Mar 2007[1]
Northern Rock plc
Abbey
Standard Life
RBS
HBOS
Bradford & Bingley
Barclays
Lloyds TSB Bank
£ bn
120
100
80
60
40
20
-
2000
2001
2002
2003
2004
2005
2006
2007 YTD



UK Outstanding master trust bonds 2000 - Mar 2007[2]
Granite
Lothian
Permanent
Gracechurch
Holmes
Mound
Arran
€bn
140
120
100
80
60
40
20
0
Oct-01
Feb-02
Jun-02
Oct-02
Feb-03
Jun-03
Oct-03
Feb-04
Jun-04
Oct-04
Feb-05
Jun-05
Oct-05
Feb-06
Jun-06
Oct-06
Feb-07

- Northern Rock has been a frequent RMBS issuer, completing 22 Granite transactions since 1999
- In 1999 Northern Rock issued its first standalone deal followed by two more in 2000. In 2001 it launched the Granite master trust and in 2005 launched the de-linked Granite Master Issuer
- Northern Rock has issued 10 transactions through the “capitalist” master trust and 9 through the Granite Master Issuer

1 Data up to March 2007 only available for some issuers
Source: Deutsche Bank Research and investor reports as at December 2006

# Expected repayment profile of existing Granite transactions



Annual profile
Granite Master Issuer
Funding 1 issuers
GBP Billions
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
2007
2008
2009
2010
2011
2012
2013



Quarterly profile
Granite Master Issuer
Funding 1 issuers
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Q1 2007
Q3 2007
Q1 2008
Q3 2008
Q1 2009
Q3 2009
Q1 2010
Q3 2010
Q1 2011
Q3 2011
Q1 2012
Q3 2012
Q1 2013
Q3 2013

- Granite is expected to see significant capital repayments and optional redemptions in the next few years
- All Funding 1 issuers will be expected to redeem by September 2011

Source: Northern Rock

# CPR rates & controlled amortisation


Monthly CPR annualised July 2002 – February 2007
Granite
70%
60%
50%
40%
30%
20%
10%
0%
Date
Nov-02
May-03
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06
Granite bonds are typically sized at 15% - 20% CPR

- Granite's CPR is made up from loan redemptions, capital repayments, product switches and further advances (the latter two are repurchased by Northern Rock)
- Northern Rock's active borrower retention and up-selling strategies lead to product switches/further advances
- Controlled amortisation schedules should be met based on historical CPR levels

Source: Deutsche Bank Research

# Investor reporting

- Northern Rock is committed to high quality, regular investor reporting
- Reports are posted on its website at http://www.companyinfo.northernrock.co.uk/treasury/securitisation/



Time series analysis available

# Granite structural comparison – prime UK issuers

| | Granite | Permanent | Holmes | Mound | Lothian | Arkle | Arran |
|---|---|---|---|---|---|---|---|
| **Structure** | De-linked master trust | De-linked master trust | De-linked master trust | Master trust | Master trust | De-Linked Master trust | Stand alone SPV |
| **Notes*** | Controlled amortisation, step-up and call | Cash Accumulation, Bullet Repayment, and Scheduled Amortisation Repayment | Cash Accumulation, Bullet Repayment, Scheduled Amortisation, Pass- through | Cash Accumulation, Bullet Repayment, | Controlled amortisation, | Cash Accumulation, Bullet Repayment, and Scheduled Amortisation Repayment | Pass-through |
| **Basle 2 call?** | No | Yes** | No | Yes | Yes | Yes | Yes*** |
| **Gross Issuance (£bn)** | 60.0 | 48.9 | 33.7 | 7.3 | 5.8 | 10.25 | 11.3 |
| **Number of issues** | 19 | 11 | 12 | 5 | 5 | 2 | 3 |

Source: Prospectuses *Most recent series **Only B &C Notes ***Only B, C &D Notes

# 7. Provisional mortgage pool and Granite performance statistics

# Geographic diversification


Cut-off pool geographic diversification (by value)
Yorks & Humberside 8%
East Anglia 2%
East Midlands 7%
West Midlands 7%
Wales 3%
Greater London 18%
South West 8%
North 6%
South East 21%
North West 10%
Scotland 10%


Geographic breakdown Granite 01-1 to 07-2 Cut off Pool (by value)
25%
20%
15%
10%
5%
0%
May-01
Oct-01
Mar-02
Aug-02
Jan-03
Jun-03
Nov-03
Apr-04
Sep-04
Feb-05
Jul-05
Dec-05
May-06
Oct-06
Cut off pool 07-2
East Anglia
East Midlands
Greater London
North
North West
Scotland
South East
South West
Wales
West Midlands
Yorkshire

- The portfolio is diversified across England, Scotland and Wales. The highest concentration is in London and the South East, where property prices and population density are higher

- The geographic make up of the Trust has been stable over time

Source: Offering Documents. Pool cut dated 31 March 2007. Investor Reports

# Average loan size



Cut-off pool average loan size (£ & %)
% of Total (by Balance)
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
0-25
25-50
50-75
75-100
100-125
125-150
150-175
175-200
200-225
225-250
250-275
275-300
300-325
325-350
350-375
375-400
400-425
425-450
450-475
475-500
500+
Loan Size (£'000)



Average loan size £ 2000 – 2006
120,000
100,000
80,000
60,000
40,000
20,000
-
May-01
Nov-01
May-02
Nov-02
May-03
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06

- The Average loan size is £113,680

Source: Offering Documents. Pool cut dated 31 March 2007. Investor Reports

# Loan-to-value ratios

Cut-off pool LTV ratios (by balance)


% of Total (by Balance)
Current LTV
Indexed Current LTV
25%
20%
15%
10%
5%
0%
0%-25%
25%-50%
50%-55%
55%-60%
60%-65%
65%-70%
70%-75%
75%-80%
80%-85%
85%-90%
90%-95%
95%-100%
>100%
LTV Bucket

Weighted Average LTV ratios 2000 – 2006 (by balance)


85.0%
75.0%
65.0%
55.0%
45.0%
35.0%
25.0%
Current LTV
Indexed LTV
May-01
Nov-01
May-02
Nov-02
May-03
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06

- The Weighted Average LTV is 77.51% and the Current Weighted Average Indexed LTV is 70.98%

Source: Offering Documents. Pool cut dated 31 March 2007. Investor Reports

## Current weighted average seasoning


Cut-off pool expected seasoning (by balance)
% of Total (by Balance)
25%
20%
15%
10%
5%
0%
0 to 6
6 to 12
12 to 18
18 to 24
24 to 30
30 to 36
36 to 42
42 to 48
48 to 54
54 to 60
60 to 66
66 to 72
72 to 78
78 to 84
84 to 90
90 to 96
96 to 102
102 to 108
108 to 114
114 to 120
120 to 126
126 to 132
132 to 138
138 to 144
Age of Loans (months)


Current weighted average seasoning (by balance) Granite 01-1 to 07-2 cut off pool
Months
45
40
35
30
25
20
15
10
5
0
May-01
Nov-01
May-02
Nov-02
May-03
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06

- The Weighted Average seasoning as of the closing date is expected to be 24.80 months

Source: Offering Documents. Pool cut dated 31 March 2007. Investor Reports

# Granite Master Trust portfolio performance

| | 2002 | 2003 | 2004 | 2005 | 2006 |
|---|---|---|---|---|---|
| No. of Loans | 144,539 | 177,469 | 245,812 | 369,520 | 427,817 |
| Amount | £7.3bn | £13.1bn | £20.8bn | £37.5bn | £46.6bn |
| Average CPR [1] | 38.9% | 44.1% | 46.1% | 45.6% | 46.6% |
| Seasoning (months) [2] | 30.6 | 25.8 | 26.8 | 23.2 | 23.8 |
| Current LTV [2] | 76.3% | 74.2% | 73.5% | 76.3% | 77.9% |
| Arrears > = 3m [3] | 0.12% | 0.25% | 0.28% | 0.36% | 0.37% |
| Possessions in period as % closing trust loans | 0.00969% | 0.04170% | 0.06794% | 0.18105% | 0.24239% |
| Properties sold in period as % closing trust loans | 0.00208% | 0.02479% | 0.06184% | 0.11068% | 0.21972% |
| Loss in period as % closing trust balances | 0.00009% | 0.00007% | 0.00002% | 0.00215% | 0.00825% |
| Cumulative losses as % closing trust assets | 0.00009% | 0.00013% | 0.00010% | 0.00220% | 0.01002% |

Source: Northern Rock
[1] Annualised monthly CPR.
[2] Weighted Average
[3] By value

# 8. Timing

## Timing

| | |
|---|---|
| Roadshow | 3rd-11th May |
| Expected price guidance | 10th-11th May |
| Expected pricing | 16th May |
| Expected closing | 22nd May |

# Contacts

| | |
|---|---|
| David Johnson, Director (Securitisation) | +44 191 279 6156<br>David.Johnson@northernrock.co.uk |
| Phil Robinson, Assistant Director (Securitisation) | +44 191 279 4581<br>Phil.Robinson@northernrock.co.uk |
| Andy McClean, Assistant Director (Securitisation) | +44 191 279 6195<br>Andy.McClean@northernrock.co.uk |
| Tom Ranger, Senior Securitisation Manager | +44 191 279 4293<br>Tom.Ranger@northernrock.co.uk |
| Nancy Irwin, Securitisation Manager | +44 191 279 5647<br>Nancy.Irwin@northernrock.co.uk |
| Hazel Dodds, Securitisation Associate | +44 191 279 8625<br>Hazel.Dodds@northernrock.co.uk |